February 15, 2007

OmniReliant Holdings, Inc.
4902 Eisenhower Blvd., Suite 185
Tampa, FL 33634
Attn: Christopher Phillips, CEO

Re:    Amendment to Registration Rights Agreement

Ladies and Gentlemen:

Reference is made to that certain registration rights agreement (the “Agreement”), dated as of November 22, 2006, by and among Willowtree Advisor, Inc., a Delaware corporation now known as OmniReliant Holdings, Inc. (the “Company”), and the Purchaser named therein. This amendment (“Amendment”) shall constitute an amendment to the Agreement.

1.  Registrable Securities, as defined in Section 1 of the Agreement, shall be amended to include shares of common stock issuable upon exercise of the 900,000 common stock purchase warrants issued to Midtown Partners & Co., LLC (the “Midtown Warrants”), which means that the Company will be required to include the Midtown Warrants on the registration statement filed with the SEC pursuant to Section 2 of the Agreement.

2.  All terms defined in the Agreement and used in this Amendment shall have the same meanings in this Amendment as in the Agreement.

3.  Except as amended by this Amendment, the Agreement shall remain in full force and effect.

Please confirm your agreement by signing this Amendment and returning a signed copy to each of the Investors.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Vicis Capital Master Fund
By: Vicis Capital LLC
By: /s/ Shad Stastney
Name:  Shad Stastney
Title:

AGREED TO AND ACCEPTED:

OmniReliant Holdings, Inc.

By: /s/ Paul Morrison
Name:  Paul Morrison
Title:    President

Midtown Partners & Co., LLC

By: /s/ Bruce Jordan
Name:  Bruce Jordan
Title:    President